Exhibit 99.1

Bed Bath & Beyond Inc. Announces Completion of Public Equity Offering and

Provides Strategic Update

Net Proceeds of Offering to Immediately Repay ABL Facility

Default Under Credit Agreement Waived

Company’s Turnaround Plans to be Further Supported by Realigned Store Footprint and Cost Structure

UNION, N.J., Feb. 7, 2023 — Bed Bath & Beyond Inc. (Nasdaq: BBBY) today announced the closing of an underwritten public offering (the “Offering”) of (i) shares of the Company’s Series A convertible preferred stock (the “Series A Convertible Preferred Stock”), (ii) warrants to purchase shares of Series A Convertible Preferred Stock, and (iii) warrants to purchase the Company’s common stock. The Company received initial gross proceeds of approximately $225 million in the Offering and expects to receive an additional $800 million of gross proceeds in future installments, assuming certain conditions are met. The Company can provide no assurance that it will receive any or all of the future installments.

The net proceeds from this transaction will be used immediately to repay outstanding borrowings under the Company’s credit facility, thereby fulfilling conditions set forth in an amendment to the credit facility waiving defaults thereunder that was entered into concurrently with the initial closing of the offering. The Company expects to reborrow loans under its amended credit facility to enable its strategic initiatives in fiscal 2023, which will be further supported by a realigned store footprint and cost structure.

The Company will continue to execute its customer-focused turnaround plans by optimizing its store footprint, investing in inventory, and pursuing infrastructure improvements. Specifically, the Company has initiated incremental store closures in its Bed Bath & Beyond banner with an ultimate operating goal of approximately 360 stores, in addition to approximately 120 buybuy BABY stores, across the U.S. In response to evolving shopping preferences today, this target store base includes the Company’s most profitable locations and best geographic presence for customers that can enable an optimal omni-experience. The digital channel is expected to rise to a higher proportion of sales with improved channel profitability.

Sue Gove, President & CEO of Bed Bath & Beyond Inc. said, “This transformative transaction will provide runway to execute our turnaround plan. We continue to put our customers at the center of every decision, positioning Bed Bath & Beyond to meet and exceed their expectations, while resetting our foundation for near- and long-term success. We are optimizing our store fleet and supply chain and continuing to invest in our omni-always capabilities. This will enable us to better serve our customers, and grow profitably, by directing merchandise where and how they want to shop with us. We are also prioritizing availability of leading national and emerging direct-to-consumer brands our customers know and love. As we make important strategic and operational changes, we will continue to take disciplined steps to enhance our cost base and improve our financial position.”

The Company’s go-forward channel mix will facilitate better execution of inventory prioritization and distribution, particularly across its smaller brick-and-mortar store footprint. The Company will also be pursuing asset-light inventory management strategies to drive growth, including vendor-direct-to-consumer, marketplace, and the potential for innovative collaborations.

Finally, the Company has identified significant opportunities across its infrastructure and operations. Supply chain, technology, expense structure, and business processes will continue to be streamlined as the Company realigns its operational foundation. These changes will help the Company strengthen business partnerships with suppliers, real estate, and service partners, who remain a priority.

Ms. Gove continued, “Our Board and management, working closely with advisors, evaluated every strategic alternative available to us to reach the appropriate solution to maximize prospects for all stakeholders in our pursuit of long-term value creation. We are determined to achieve our goals and we are grateful to our thousands of associates and many partners for their dedication to our beloved brands, Bed Bath & Beyond and buybuy BABY.”

B. Riley Securities was sole book-running manager for the Offering.

The securities were offered pursuant to an automatically effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on August 31, 2022, as amended. The final prospectus supplement and accompanying prospectus relating to the Offering were filed with the SEC and may be obtained from: B. Riley Securities, Inc., by telephone at (703) 312-9580 or by email at prospectuses@brileyfin.com or by accessing the SEC’s website at www.sec.gov.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise primarily in the Home and Baby markets. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, buybuybaby.com, and buybuybaby.ca.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words such as “expect,” “will,” “working,” “plan” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s beliefs and expectations relating to the receipt of the full amount of gross proceeds of the Company’s previously announced financing transactions and the anticipated use of proceeds therefrom and the Company’s ability to execute its transformative plans. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the uncertainties related to market conditions and the receipt of the full amount of gross proceeds from such financing transactions on the anticipated terms or at all, the Company’s ability to use proceeds from such financing transactions to pay down outstanding debt obligations and operate its business; risks related to the failure to receive the full amount of gross proceeds from such financing transactions, which the Company expects will likely force it to file for bankruptcy protection; the Company’s ability to regain access to its credit agreement; the Company’s ability to deliver and execute on its turnaround plan; the Company’s potential need to seek additional strategic alternatives, including restructuring or refinancing of its debt, seeking additional debt or equity capital, reducing or delaying its business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process; the Company’s ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding the Company’s ability to continue as a going concern; and the Company’s ability to increase cash flow to support the Company’s operating activities and fund its obligations and working capital needs, and the other risk factors described in the Company’s filings with the SEC, including the factors set forth under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended February 26, 2022, our Quarterly Report on Form 10-Q for the quarter ended August 27, 2022, our Quarterly Report on Form 10-Q for the quarter ended November 26, 2022, Exhibit 99.3 to our Current Report on Form 8-K filed on February 6, 2023 and our Current Report on Form 8-K filed on February 7, 2023. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

CONTACTS:

INVESTORS: Susie A. Kim, IR@bedbath.com

MEDIA: Julie Strider, Media@bedbath.com